Exhibit 99.1

ARMOUR RESIDENTIAL REIT, Inc. Portfolio Update January 26, 2010

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures

Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company“), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for the ARMOUR business, and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forwardlooking statements ARMOUR assumes no obligation to update the information looking statements. in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

ARMOUR Portfolio and Balance Sheet Highlights and Dividend and Earnings Update

•  Portfolio and Balance Sheet Highlights

—  ARMOUR is 100% invested as of January 26, 2010.

—  ARMOUR has an Agency mortgage portfolio of $183.65 million (1).

—  Gross asset duration is currently estimated at 2.09.

—  Net balance sheet duration is currently estimated at 1.34.

—  REPO borrowings total $169.64 million.

—  Debt to equity ratio (2) = 8.08x.

—  Eurodollar Bundles to replicate swaps total $52.0 million.

—  Cash on hand is approximately $5.2 million.

•  Dividend and Earnings Update

—  ARMOUR expects to declare a dividend prior to the end of the first quarter of 2010 payable within 30 days of that declaration.

—  ARMOUR will file its Form 10K for 2009 with the SEC in March 2010.

•  (1) Based on Agency asset purchase price and including those assets which have settled.

•  (2) Estimated book value per share at the time of the closing of the merger with Enterprise Acquisition Corporation, on 11/6/2009.

ARMOUR Portfolio Composition

Agency Asset Class	Investment Amount Including Premium	Percentage of Total Portfolio

True ARMS (0-18 Months to Reset)	$21,502,395	11.7%
Hybrids (‹ 19 Months to Reset)	$126,687,757	69.0%
Seasoned 15 & 20 Year Pass-Throughs	$18,542,613	10.1%
Low Loan Balance 15 Year Pass-Throughs	$16,919,018	9.2%
Total	$183,651,783	100.0%

February Forward Settlement Trades	$15,242,364

Agency Type	Investment Amount Including Premium	Percentage of Total Portfolio

Freddie Mac	$86,379,902	47.0%
Fannie Mae	$88,620,619	48.3%
Ginnie Mae	$8,651,262	4.7%
Total	$183,651,783	100.0%

ARMOUR Asset Class Composition

Agency Asset Class	Weighted Average Coupon	Estimated Yield	Estimated Effective Duration

True ARMS (0-18 Months to Reset)	4.76%	2.00%	0.25
Hybrids (19+ Months to Reset; Ave. = 59)	4.69%	3.00%	2.20
Seasoned 15 & 20 Year Pass-Throughs	4.92%	3.50%	2.60
Low Loan Balance 15 Year Pass-Throughs	4.97%	3.20%	3.06
Totals	4.74%	2.95%	2.09

Yield and Duration estimates are derived from functions available from Bloomberg Finance L.P.

Yield and Duration estimates are derived using the asset purchase price.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

ARMOUR Hybrid Composition and True ARM Composition

Hybrid Index	Investment Amount Including Premium	Percentage of Hybrid Portfolio

1 Year CMT	$26,986,363	21.3%
12 Month Libor	$93,019,933	73.4%
6 Month Libor	$4,378,681	3.5%
10 Yr CMT	$2,302,779	1.8%
Total	$126,687,756	100.0%
Weighted Average Months to Reset		57

True ARM Type	Investment Amount Including Premium	Percentage of True ARM Portfolio

MTA	$4,861,322	22.6%
6 Month CMT	1,515,419	7.0%
1 Year CMT	3,438,959	16.0%
6 Month Libor	$1,143,760	5.3%
12 Month Libor	$10,158,539	47.2%
COFI	$384,396	1.8%
Total	$21,502,395	100.0%
Weighted Average Months to Reset		8

Eurodollar Composition (used to replicate swaps) and REPO Composition

Eurodollar Bundles to Replicate Swaps	Amount	Weighted Average Swap Rate Equivalent	Estimated Duration	Weighted Average Maturity

Total, Weighted Average	$52,000,000	1.83%	2.67	35.8 Months
				Longest Maturity
				48 Months

REPO	Principal Borrowed	Weighted Average REPO Rate	Haircut	Weighted Average Maturity

Total, Weighted Average	$169,643,760	0.250%	5.15%	61 Days
				Longest Maturity
				104 Days